UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2025

DIGITAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40400	46-1942864
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 Lavaca Street, Austin, TX 78701

(Address of principal executive offices) (Zip Code)

(209) 651-0172

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 13, 2025, Digital Brands Group, Inc. (the “Company”) closed its previously announced private investment in public equity (the “PIPE Offering”) pursuant to the Securities Purchase Agreement, dated August 8, 2025 (the “Securities Purchase Agreement”), by and among the Company and select investors (each, an “Investor” and collectively, the “Investors”). At the closing, the Company issued to the Investors an aggregate of approximately 14,031.25 shares of its Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), which are convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to beneficial ownership limitations set by the Investors, at a conversion price equal to 80% of the lowest closing price of the Common Stock for each of the five trading days immediately prior to the conversion date. The aggregate cash purchase price for the Series D Preferred Stock was approximately $11,225,000 (the “Offering Proceeds”), before deducting placement agent fees and other offering expenses, having a stated value of approximately $14,031,250. The Company intends to use the proceeds from the PIPE Offering for general corporate and working capital purposes.

The Investors shall not be entitled to convert any shares of their Series D Preferred Stock into shares of Common Stock (such shares issued upon conversion, the “Conversion Shares”) to the extent that, after giving effect to such conversion, any such Investor (together with its affiliates) would beneficially own in excess of 19.99% of the outstanding shares of Common Stock of the Company, unless and until the Company has obtained such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, pursuant to Nasdaq Rule 5635(d) or any similar rule of any other national securities exchange on which the Common Stock is then listed (the “Shareholder Approval”).

Pursuant to the Securities Purchase Agreement, the Company is required to hold the proceeds from the PIPE Offering in a segregated bank account, the sole purpose of which is to hold such proceeds until released in accordance with the Securities Purchase Agreement (the “Segregated Account”).

In the event that the Company has not received Exchange Approval within ninety (90) days following the closing of the PIPE Offering (the “Listing Deadline”), the Investor shall have the right, but not the obligation, at any time from and after the Listing Deadline and prior to receipt of Exchange Approval, to require the Company to redeem all or any portion of the Investor’s Series D Preferred Stock by delivering written notice to the Company specifying the amount to be redeemed and wire instructions for payment (the “Redemption Option”). Upon receipt of such written notice (a “Redemption Notice”), the Company shall return to the Investor, without interest, the applicable portion of the purchase price paid for the Series D Preferred Stock within five (5) business days. The Redemption Option shall terminate automatically upon the Company’s receipt of Exchange Approval.

Upon the Company’s written notice to the Placement Agent that (i) it has received Exchange Approval and (ii) the registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock (the “Conversion Shares”) (the “Registration Statement”) has been filed with the U.S. Securities and Exchange Commission (the “SEC”), the Company may transfer up to $5,061,000 of the Offering Proceeds from the Segregated Account to the Company’s general operating account. The remaining Offering Proceeds in the Segregated Account shall not be accessed, released, transferred, or otherwise used by the Company unless and until (A) the Reverse Split Proposals (as defined in the Securities Purchase Agreement) have been duly authorized and executed and proof thereof have been delivered to the Placement Agent; (B) if required by the rules of the principal securities exchange or trading market on which the Company’s Common Stock is then listed, the Company has obtained Shareholder Approval for the issuance of securities in excess of twenty percent (20%) of the Company’s issued and outstanding Common Stock; and (C) the Company has received a written notice from the SEC that the Registration Statement has been declared effective by the SEC.

RBW Capital Partners LLC (a division of Dawson James Securities, Inc.) acted as placement agent (the “Placement Agent”) in connection with the PIPE Offering, pursuant to that certain Placement Agency Agreement, dated as of August 8, 2025, between the Company and the Placement Agent, pursuant to which the Company paid the Placement Agent (i) a cash fee equal to 8.00% of the aggregate gross proceeds from proceeds raised in the PIPE Offering and (ii) reimbursement for certain of out-of-pocket expenses, including for reasonable expenses and legal fees of up to $100,000.

The securities being offered and sold by the Company in the PIPE Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. The Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered Conversion Shares pursuant to a Registration Rights Agreement entered into between the Company and the Investor (the “Registration Rights Agreement”).

The foregoing descriptions of the Securities Purchase Agreement, Placement Agency Agreement, and Registration Rights Agreement (collectively, the “Transaction Documents”), do not purport to be a complete description and are qualified in its entirety by reference to the full text of the Transaction Documents, copies of which are filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) with regard to the offer and sale of the shares of Series D Preferred Stock pursuant to the Securities Purchase Agreement is incorporated herein by reference. The shares of Series D Preferred Stock issued and sold under the Securities Purchase Agreement as described in Item 1.01 of this Current Report were offered and sold by the Company in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the PIPE Offering, on August 8, 2025, the Company filed a Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (the “Series D COD”) with the Secretary of State of the State of Delaware. The stated value of the Series D Preferred Stock is $1,000 per share.

Holders of Series D Preferred Stock do not have any voting rights, except as expressly provided by Law, or as expressly provided in the Company’s Certificate of Incorporation or the Series D COD. Holders of Series D Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series D Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

The Investor shall not be entitled to convert any shares of its Series D Preferred Stock into Conversion Shares to the extent that, after giving effect to such conversion, the Investor (together with its affiliates) would beneficially own in excess of 19.99% of the outstanding shares of Common Stock of the Company, unless and until the Company has obtained Shareholder Approval.

The foregoing description of the Series D COD does not purport to be a complete description and is qualified in its entirety by reference to the Series D COD, which is filed herewith as Exhibit 3.1 and incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

On August 9, 2025, the Company issued a press release to announce its entry into a Securities Purchase Agreement in connection with the PIPE Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agency Agreement
10.3	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Dated: August 13, 2025	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer